Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-208538) and Forms S-8 (Nos. 333-193735, 333-195957, 333-201672, 333-208948, 333-215420, 333-215421, and 333-222471) of our report dated March 7, 2018, with respect to the financial statements of Trevena, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 7, 2018